Sooner Holdings Inc. Reports Results for the Second Quarter of 2011

NEW YORK and SHISHI, China, Aug. 16, 2011 /PRNewswire-Asia/ -- Sooner Holdings Inc. (OTCBB:SOON.ob - News), a Fujian-based manufacturer and distributor of synthetic polyurethane synthetic leather (PU leather) for the shoe industry in China, today announced financial results and provided a business update for the second quarter of 2011.

Ang Kang Han, Chairman and President, commented, "We continue to generate strong cash flow to fund our growth.  In the second quarter of 2010 we entered a major cooperation agreement with one of our distributors who placed significant orders in anticipation of a major expansion initiative. This distributor accounted for approximately $0.26 million and $2.52 million of sales in the second quarter of 2011 and 2010, respectively.  Excluding sales to this distributor, our revenue increased 13.9% over the same period last year.

"Overall, we believe we are extremely well positioned to capture market share due to insufficient local supply of PU leather and the high grade characteristics of our synthetic leather. We have built a very efficient and scalable operation with capacity to produce over 12 million meters of PU leather per year.  We have a new facility in San Ming that we expected to commence operation by the second half of 2011, which will increase our capacity by more than 80%, and allow us to capitalize on the growing demand and new opportunities from our customers."

"We are in a strong competitive position due to the fact we are one of only a few fully integrated companies in Fujian. Operating our own resin plant, base cloth production line and PU leather plant has assisted us in mitigating increases in our raw material costs and enables us to customize products to meet the needs of our customers.  Looking ahead, we expect to benefit from our new capacity coming online, while increasing higher margin direct-to-customer sales, entering new regional markets in China, such as Hunan and Jiangxi Provinces, and increasing our presence in high-end overseas markets."

About Sooner Holdings Inc.

Sooner Holdings Inc., located in Fujian province, is a leading producer of synthetic polyurethane leather ("PU leather") for the shoe industry in China. The company's primary business is to design, manufacture and distribute PU leather.  Flying Eagle also manufactures flip-flops and slippers for sale in China and abroad.  For its high performance series, Flying Eagle uses high-density nonwoven fabric as base cloth because of its superior hydrolysis resistance, peel and tear strength, durability and air and moisture permeability.  High performance PU leather is mainly used to make high-grade athletic shoes.  Flying Eagle is located in ShiShi City, Fujian, close to Quanzhou — China's largest production base for sports shoes, sneakers and casual shoes.  In this one region alone, there are more than 3,000 shoe manufacturers producing over 1 billion shoes annually located in close proximity.

This release contains certain "forward-looking statements" relating to the business of the Company. These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (www.sec.gov). All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

Company Contact:
Jacqueline Zhang
Cell: +86-187-0111-7213
Email: jacqueline@China-wintop.com

– financial tables follow –

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30, 2011	December 31, 2010

ASSETS

Current assets:
Cash	$1,038,583	$1,084,204
Restricted cash	772,741	137,688
Accounts receivable	6,527,522	6,171,639
Prepaid expenses and other current assets	1,697,426	555,283
Related party receivable	-	1,334,545
Inventories	6,934,542	6,968,039

Total current assets	16,970,814	16,251,398

Deposit for construction in progress	14,701,231	8,074,441
Plant and equipment, net	13,805,299	11,589,924
Land use rights, net	1,807,125	1,793,496
Long-term investment	154,703	151,722

Total assets	$47,439,173	37,860,981

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
Short-term loans and notes payable	16,427,908	11,586,254
Related party payable	1,048,886	198,756
Accounts payable and other liabilities	2,623,505	2,447,151
Customer deposits	982,693	925,352
Tax payable	2,738,835	1,814,856

Total liabilities	23,821,827	16,972,369

Stockholders' equity:
Preferred stock, Series A, $0.0001 par value; 10,000,000 shares
authorized; 19,200 shares issued and outstanding	2	2
Common stock, $0.001 par value; 100,000,000 shares authorized;
14,632,553 and 12,688,016 shares issued and outstanding at
June 30, 2011 and December 31, 2010, respectively	14,633	14,633
Additional paid-in capital	9,576,438	9,126,468
Retained earnings	12,446,441	10,607,267
Accumulated other comprehensive income	1,579,832	1,140,242

Total stockholders' equity	23,617,346	20,888,612

Total liabilities and stockholders' equity	$47,439,173	37,860,981

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Revenues	$8,427,545	$9,430,652	$15,637,376	$13,589,767

Cost of revenues	6,652,456	7,231,834	12,185,270	10,392,354

Gross profit	1,775,089	2,198,818	3,452,106	3,197,413

Operating expenses:
Selling	158,495	117,841	243,895	238,010
General and administrative	208,960	143,139	348,922	252,216

Total operating expenses	367,455	260,980	592,817	490,226

Income from operations	1,407,634	1,937,838	2,859,289	2,707,187

Other income (expense), net	(195,833)	(89,726)	(346,769)	(194,613)

Income before provision for
income taxes	1,211,801	1,848,112	2,512,520	2,512,574

Provision for income taxes	325,214	231,743	673,345	314,801

Net income	$886,587	$1,616,369	$1,839,175	$2,197,773

Net income per share - basic and diluted	$0.04	$0.08	$0.09	$0.11

Shares used in computing net income per share - basic and diluted	20,000,000	20,000,000	20,000,000	20,000,000

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended
	June 30,
	2011	2010
Cash flows from operating activities:
Net income	$1,839,175	$2,197,773
Adjustments to reconcile net income to net cash provided by
(used in) operating activities:
Depreciation and amortization	293,885	248,278
Change in assets and liabilities:
Accounts receivable	(231,610)	(3,472,138)
Prepaid expenses and other current assets	(994,515)	(872,439)
Inventories	168,209	(253,621)
Accounts payable and other liabilities	126,623	6,293
Customer deposits	38,657	69,469
Tax payable	876,899	616,824

Net cash provided by (used in) operating activities	2,117,323	(1,459,561)

Cash flows from investing activities:
Net proceeds from bank notes receivable	(122,171)	-
Deposit for construction in progress	(6,384,978)	-
Purchase of plant and equipment	(2,234,663)	(25,821)
Restricted cash for issuance of bank notes payable	(624,217)	(264,971)

Net cash used in investing activities	(9,366,029)	(290,792)

Cash flows from financing activities:
Net proceeds from issuance of short term loans	3,688,036	5,852,488
Net proceeds from issuance of notes payable	866,650	(118,513)
Related party receivable	1,343,268	(3,660,195)
Related party payable	835,344	(407,786)
Proceeds from capital contributions	449,970	-

Net cash provided by financing activities	7,183,268	1,665,994

Net decrease in cash	(65,438)	(84,359)

Effect of exchange rate changes	19,817	4,880

Cash at beginning of period	1,084,204	1,619,559

Cash at end of period	$1,038,583	$1,540,080